            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated February 14, 2006, relating to the financial statements and financial highlights which appear in the December 31,
2005 Annual Report to Shareholders of OpCap Equity Portfolio, OpCap Mid Cap
Portfolio, OpCap Small Cap Portfolio, OpCap Global Equity Portfolio, OpCap
Managed Portfolio, OpCap Balanced Portfolio, OpCap Renaissance Portfolio and NFJ
Dividend Value Portfolio, the portfolios of Premier VIT, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent
Registered Public Accounting Firm" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP
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PricewaterhouseCoopers LLP
New York, New York
April 18, 2006